Exhibit 3.22
CERTIFICATE OF MERGER
OF
AIRJAC DRILLING INC.
(a Delaware corporation)
WITH AND INTO
VERITAS DGC LAND INC.
(a Delaware corporation)
     Pursuant to the provisions of Sections 251 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), (the undersigned domestic corporation adopts the following Certificate of Merger for the purpose of merging with and into Veritas DGC Land Inc.:
     1.     The name and state of incorporation of each constituent corporation is (i) Airjac Drilling Inc., a Delaware corporation (the “Merged Corporation”), to be merged with and into (ii) Veritas DGC Land Inc., a Delaware corporation (the “Surviving Corporation” and collectively with the Merged Corporation, the “Constituent Corporations”), which shall survive the merger.
     2.     In accordance with Section 251 of the DGCL, a plan and agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations.
     3.     The name of the Surviving Corporation shall be “Veritas DGC Land Inc.”
     4.     The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Surviving Corporation.
     5.     The executed plan and agreement of merger is on file at the principal place of business of the Surviving Corporation, located at 235 Excell Drive, Pearl Mississippi 39201.
     6.     A copy of the plan and agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Consent Corporations.
     7.     The merger under the plan and agreement of merger shall become effective on July 31,1998 at 11:59 pm Eastern Daylight Savings Time.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Surviving Corporation have caused this Certificate of Merger to be executed on this 24th day of July 1998.

VERITAS DGC LAND INC. (a Delaware corporation)

By:	/s/ K. Guarino Kathleen M. Guarino Vice President	Attest:	/s/ A. Pogach Alan C. Pogach Secretary

AIRJAC DRILLING INC. (a Delaware corporation)

By:	/s/ A. Smith Allen J. Smith President	Attest:	/s/ A. Pogach Alan C. Pogach Secretary